Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of August 1995
Distribution Date of September 15, 1995

Original Pool Amount                    $215,029,773.64

Beginning Pool Balance                  $143,039,156.10
Beginning Pool Factor                         0.6652063

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $4,594,651.84
  Interest Collected                      $1,084,349.03

Additional Deposits:
  Repurchase Amounts                              $0.00
  Liquidation Proceeds/Recoveries           $258,269.40
Total Additional Deposits                   $258,269.40

Repos/Chargeoffs                             $73,921.19
Aggregate Number of Notes Charged Off                17

Total Available Funds                     $5,845,339.04

Ending Pool Balance                     $138,462,514.30
Ending Pool Factor                            0.6439225

Servicing Fee                               $119,199.30

Repayment of Servicer Advances               $91,931.23

Reserve Account:
  Beginning Balance                       $9,342,229.54
  Target Percentage                                6.50%
  Target Balance                          $9,000,063.43
  Minimum Balance                         $4,300,595.47
  (Release)/Deposit                        $(342,166.11)
  Ending Balance                          $9,000,063.43

                                      Dollars     Notes
Delinquencies:
  Installments:
     1-30 days                        794,149.29    672
    31-60 days                        105,894.52     97
    60+ days                           27,187.12     19

    Total                             927,230.93    683

  Balances:
    60+ days                          719,013.35     19

Memo Item - Reserve Account

  Prior Month                      $9,297,545.15
  + Invest. Income                     44,684.39
  - Transfer to Collect1ion Account         0.00
    Beginning Balance              $9,342,229.54

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of August 1995

                                      TOTAL          NOTES         CERTIFICATES
Original
 Pool Amount Dist.:             $215,029,773.64$207,503,000.00  $7,526,773.64
 Distribution Percentages                               96.50%          3.50%
 Coupon                                                 6.400%         6.625%

Beginning Pool Balance          $143,039,156.10
Ending Pool Balance             $138,462,514.30

Collected Principal               $4,502,720.61
Collected Interest                $1,084,349.03
Charge-Offs                          $73,921.19
Liquidation Proceeds/Recoveries     $258,269.40
Servicing                           $119,199.30
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $5,726,139.74

Beginning Balance               $142,635,431.21$137,642,459.55  $4,992,971.66
Interest Due                        $761,658.48    $734,093.12     $27,565.36
Interest Paid                       $761,658.48    $734,093.12     $27,565.36
Principal Due                     $4,576,641.80  $4,416,459.34    $160,182.46
Principal Paid                    $4,576,641.80  $4,416,459.34    $160,182.46

Ending Balance                  $138,058,789.41$133,226,000.21  $4,832,789.20
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.6420437305   0.6420797845

Total Distributions               $5,338,300.28  $5,150,552.46    $187,747.82

Interest Shortfall                        $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00

Excess Servicing                    $387,839.46

Beginning Reserve Account Balance $9,342,229.54
(Release)/Draw                     $(342,166.11)
Ending Reserve Account Balance    $9,000,063.43

Memo Item - Advances:
 Servicer Advances - Current Month  $(91,931.23)
 Total Outstanding Servicer Advances$1,664,919.18

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of August 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            Apr 1995       May 1995       June 1995      July 1995       Aug. 1995
Beg. Pool Balance        $165,999,038.63$160,122,398.57$154,739,207.61$148,854,565.73$143,039,156.10


A) Loss Trigger:
Principal of Contracts
  Charged off                $671,427.43    $171,522.06    $171,487.42    $252,456.52     $73,921.19
Recoveries                   $339,848.82    $572,354.58    $201,635.18    $178,066.34    $258,269.40

Total Charged off
  (Months 5,4,3)           $1,014,436.91
Total Recoveries
  (Months 3,2,1)              637,970.92
Net Loss/(Recoveries)
  for 3 Mos.                 $376,465.99(a)

Total Balance
  (Months 5,4,3)         $480,860,644.81(b)

Loss Ratio [(a/b)(12)]           0.9395%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
   60+ days                                                $529,229.89    $384,038.37    $719,013.35
  As % of Beginning
    Pool Balance                                              0.34201%       0.25800%       0.50267%
  Three Month Average                                         0.27048%       0.27595%       0.36756%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer